Exhibit 99.1

Presidents Plaza, Building One, 196 Van Buren Street, Suite 300, Herndon, VA 20170

FOR IMMEDIATE RELEASE

Investors:	Richard Ramlall, RCN, SVP of Strategic and External Affairs, RCN, 703-434-8430 Carolyn Capaccio, CFA, Lippert/Heilshorn & Assoc., 212-838-3777
Press:	Jason Howard, Lippert/Heilshorn & Assoc., 212-838-3777

RCN to Acquire Consolidated Edison Communications

Accelerates Strategic Residential and Commercial Expansion Opportunities in New York Market

Herndon, VA, December 6, 2005 - RCN Corporation (NASDAQ: RCNI), a leading provider of total communications service, today announced it has signed a definitive agreement to purchase Consolidated Edison Communications Holding Company, Inc. (CEC), the telecommunications subsidiary of Consolidated Edison, Inc. (NYSE: ED). RCN will purchase all of CEC’s outstanding equity for a price of $32 million, funded with cash on hand. This transaction has been approved by RCN’s and Con Edison’s boards of directors, as well as RCN’s required lenders. The acquisition, which is expected to close in the first quarter of 2006, is subject to regulatory approvals.

The RCN and CEC networks combined will represent one of the premier state-of-the-art alternative fiber networks in the metro New York region. CEC’s commercial business, which serves large enterprises and carriers in New York, complements RCN’s presence in the small and medium business segment. The combination will more than double RCN’s annualized commercial revenue to approximately $70 million. Further, the acquisition will allow RCN to increase the number of addressable homes in its New York, New Jersey and Connecticut residential franchise areas through significant footprint expansion, including multiple high-capacity river crossings, fortifying RCN’s competitive position in a core metro market.

CEC is a competitive local exchange carrier offering a comprehensive suite of broadband-based communications products and services, including business continuity and disaster recovery to commercial customers in the greater New York metropolitan area. Revenues from the subsidiary were $33 million in 2004 and are estimated to be $42 million in 2005. CEC brings to RCN:

•	560 route miles of fiber optics throughout Manhattan, passing through the Bronx, Brooklyn, Queens, Staten Island, Westchester County, Southern Connecticut and New Jersey

•	10 river crossings, including 5 across the Hudson River, and a disaster recovery network that bypasses Manhattan

•	193 on-net buildings, including enterprise locations, carrier hotels, and central offices, bringing the combined total of buildings entered in the Washington, DC - Boston corridor to 750

•	Experienced sales and engineering resources with proven large enterprise and carrier capabilities

•	State-of-the-art operational processes and back office systems

•	Superior positioning for disaster recovery networks and applications through the use of the electrical conduit system to deliver service

•	A fiber network diverse from the Verizon and ECS (Empire City Subway) ducts used by most other telecommunications companies

“RCN’s acquisition of CEC is a key strategic move that strengthens our New York residential and commercial presence, which is central to our strategic plans,” stated James F. Mooney, Chairman of RCN’s board of directors. “CEC’s metro New York network helps RCN permeate the region, preemptively increasing our competitiveness and long-term growth and profit potential in this key market. This transaction exemplifies RCN’s strategy to unlock the opportunities and value inherent in our existing asset portfolio by making selected acquisition and divestiture decisions.”

Peter Aquino, President and Chief Executive Officer of RCN added, “The purchase of CEC more than doubles our network capacity in New York, North Jersey and Connecticut, cost-effectively expanding RCN’s Residential business into a larger addressable market, and significantly deepening our reach into attractive, residential neighborhoods. CEC also provides our Business Solutions Group the ability to market a route diverse from ECS ducts, adds ten valuable river crossings, and enables us to serve a broader set of key customers. We are excited to serve CEC’s valuable customers through RCN’s commitment to the same seamless, high quality service they are used to with CEC, and to offer them access to our broad array of innovative products and services. We also welcome CEC’s experienced management team and look forward to accelerating our unfolding growth strategy in both residential and commercial markets.”

Once the acquisition is completed, RCN expects to realize approximately $3-4 million per year in operating expense synergies, primarily from the elimination of redundant overhead. In addition, RCN expects to incur approximately $5 million of integration and deal-related costs over the next 12 months. The transaction is expected to generate positive EBITDA in 2006 (earnings before interest taxes, depreciation and amortization – see “Non-GAAP Measures” below), and positive free cash flow by mid to late 2007. Consolidated Edison Communications’ historical financial information is available in the tables on page 4.

Stephen B. Bram, Group President, Energy and Communications of Consolidated Edison, commented, “RCN’s well-earned reputation for excellence in customer service and network reliability makes this a smart combination for CEC customers. In evaluating potential acquirers, we carefully considered bidders’ ability to serve the commercial sector, to ensure seamless service continuity, and to strengthen the services suite offered over time. RCN fulfills all of these requirements through its adjacent robust fiber network, its growing business customer portfolio, and its proven capability of innovation through communications package development. CEC customers will now be able to take advantage of network presence in additional cities as well as new services such as voice and video. The combined entity should prove a stronger, more highly differentiated and better positioned competitor as it grows over time.”

Non-GAAP Measures

RCN believes that non-GAAP financial measures such as EBITDA, viewed in addition to and not in lieu of the Company’s reported GAAP results, provide useful information to investors because they are an integral part of the Company’s internal evaluation of operating performance. In addition, they are measures that RCN uses to evaluate management’s effectiveness. The EBITDA non-GAAP measure used by RCN may not be comparable to similarly titled measures presented by other companies. EBITDA is defined as operating income plus depreciation and amortization, non-cash stock based compensation and other special items including non-cash issuance of warrants, impairments and other charges and cumulative effect of accounting changes. Free cash flow represents EBITDA less capital expenditures, net interest paid and net changes in working capital.

About Consolidated Edison, Inc:

Consolidated Edison, Inc. is one of the nation’s largest investor-owned energy companies, with approximately $10 billion in annual revenues and $25 billion in assets. The company provides a wide range of energy-related products and services to its customers through the following subsidiaries:

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Consolidated Edison Company of New York, Inc., a regulated utility providing electric, gas, and steam service in New York City and Westchester County, New York; Orange and Rockland Utilities, Inc., a regulated utility serving customers in a 1,350 square mile area in southeastern New York state and adjacent sections of northern New Jersey and northeastern Pennsylvania; Con Edison Solutions, a retail energy supply and services company; Con Edison Energy, a wholesale energy supply company; Con Edison Development, a company that owns and operates generating plants and participates in other infrastructure projects; and Con Edison Communications, a telecommunications infrastructure company and service provider. For additional financial, operations and customer service information, visit Consolidated Edison, Inc.’s Web site at www.conedison.com.

About RCN Corporation

RCN Corporation, http://www.rcn.com, is one of the largest facilities-based competitive providers of bundled cable, high-speed internet and phone services delivered over its own fiber-optic local network to residential customers in the most densely populated markets in the U.S. RCN Business Solutions is a growing business that also provides bulk video, high-capacity and voice services to business customers. RCN provides service in the Boston, New York, Eastern Pennsylvania, Washington, D.C., Chicago, San Francisco and Los Angeles metropolitan markets. RCN also owns 49% of Megacable, one of the largest cable companies in Mexico. (RCNI-G)

RCN Forward-Looking Statements

This press release contains forward-looking statements regarding future events and future performance of RCN that involve risks and uncertainties that could materially affect actual results. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of RCN’s Securities and Exchange Commission filings. For a description of certain factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release, refer to documents that RCN files from time to time with the Securities and Exchange Commission.

(table follows)

Consolidated Edison Communications Holding Company, Inc.

Historical Financial Information

Stand-Alone Basis

($ millions)

	Nine Months Ended September 30, (unaudited)		Full Year Ended December 31, (audited)
	2005	2004	2004	2003
Operating revenue	$30.4	$23.9	$33.0	$19.3
Operating expenses	21.9	21.2	27.7	23.9
Compensation and benefits	9.2	8.8	11.0	16.8
SG&A	6.9	7.9	8.2	10.3
Impairment of assets	—	—	—	139.5
Depreciation and amortization	5.5	2.7	4.1	12.5

Total operating expenses	43.6	40.7	51.0	202.9

Operating loss	(13.1)	(16.8)	(18.0)	(183.6)
Interest expense	0.0	0.0	0.0	0.1
Loss before income taxes and cumulative effect of change in accounting principle	(13.1)	(16.8)	(18.0)	(183.7)
Income tax benefit	5.3	6.9	7.3	74.7
Loss before cumulative effect of change in accounting principle	—	—	(10.7)	(109.1)
Cumulative effect of change in accounting principle, net of taxes	—	—	—	0.1

Net loss	$(7.8)	$(10.0)	$(10.7)	$(109.2)

Capital expenditures	$5.6	$17.4	$19.5	$42.5

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